CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Trustees and Shareholders of
Oppenheimer Rochester Short Term Municipal Fund:

We consent to the use of our report dated July 18, 2012, with respect to the financial statements and financial highlights of Oppenheimer Rochester Short Term Municipal Fund, incorporated by reference herein, and to the references to our firm under the headings “Financial Highlights” in the Prospectus, and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

                        /s/ KPMG LLP

                         KPMG LLP

Denver, Colorado

September 25, 2012